Exhibit 99.3

ELECTION FORM

Investor ID Number

DANVERS BANCORP, INC. ELECTION FORM

This Election Form is being delivered to you in connection with the proposed merger of Danvers Bancorp, Inc. ("Danvers") with and into People's United Financial, Inc. ("People's United"). If you wish to make an election, please complete all applicable boxes of this Election Form.

I/We the undersigned hereby submit this Election Form with respect to, and surrender for exchange upon completion of the transaction described above, that number of shares of Danvers common stock (whether or not represented by physical certificates) as is set forth in the space below (the "Shares"). I/We certify that I/we have complied with all requirements as stated in the accompanying instructions, was/were the registered holder(s) of the Shares on the date set forth opposite my/our signature(s) below, have full authority to surrender the Shares, give the instructions in this Election Form, and warrant that the Shares are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 6 ON THE REVERSE SIDE.

PLACE AN X IN ONE ELECTION BOX ONLY

2 ☐ All Cash Election Only

3 ☐ All Stock Election Only

(SHARES ELECTED FOR STOCK)

4 ☐ Mixed Election ☐☐☐☐☐☐☐☐

WHOLE SHARES ONLY

Note: Remaining shares are elected for cash.

5 ☐ No Preference

1 **Signature:** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the stock ownership records of Smithtown or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ________

Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ________ | ________

Signature of Stockholder | Date | Daytime Telephone #

Please complete the back if you would like to transfer ownership or request special mailing.

☐ **Please indicate here if any certificates representing any of your Shares have been lost, stolen or destroyed, and contact Registrar and Transfer company at XXX-XXX-XXXX. See Instruction A(5) in the accompanying booklet entitled "More Information About Making Your Election."**

YOUR RIGHT TO MAKE AN ELECTION EXPIRES AT THE ELECTION DEADLINE, which is 5:00 P.M., New York Time on the later of (A) the date of the special meeting at which Danvers stockholders will vote on the proposed merger, or (B) the date that People's United and Danvers believe will be approximately five business days prior to the closing date of the merger (unless People's United and Danvers agree to extend that deadline). Based on information available at the time this Election Form is first being distributed, the Election Deadline will be 5:00 P.M., New York Time, on _____________, 2011. See Instruction A(1) in the accompanying booklet entitled "More Information About Making Your Election."

THE CONSIDERATION YOU RECEIVE MAY DIFFER FROM WHAT YOU ELECT. Please read "More Information About Making Your Election" for details.

PLEASE READ "MORE INFORMATION ABOUT MAKING YOUR ELECTION" AND FOLLOW THE ACCOMPANYING INSTRUCTIONS WHICH SET FORTH THE REQUIREMENTS THAT MUST BE COMPLIED WITH IN ORDER TO MAKE AN EFFECTIVE ELECTION.

If any of your Shares are represented by certificates that are enclosed with this form, please provide the information requested below for each certificate. Attach additional sheets if you need more room. See Instructions A(2) and C(1) for more information.

Certificate Number	Number of Shares
Total Shares Represented by Certificates:	

(See Instructions on Reverse Side)

❻ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW ➤ FILL IN the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ➤ ____________

Signature ______________________ Date __________

❼ Special Transfer Instructions and Signature Guarantee Medallion

If you want your **People's United** stock, check for fractional shares, and/or check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) | (Title of Officer Signing this Guarantee)

Address (Number and Street) | (Name of Guarantor - Please Print)

(City, State & Zip Code) | (Address of Guarantor Firm)

(Tax Identification or Social Security Number)

❽ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail account statement and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

Please see additional instructions and related information in the accompanying booklet entitled "More Information About Making Your Election."

❶ Sign, date and include your daytime telephone number in this Election Form in Box 1 and after completing all other applicable sections return this form and any certificates representing your Shares in the enclosed envelope.

For Boxes ❷ through ❺, if you check more than one box in this section, you will be considered to have specified "NO PREFERENCE", and you will receive cash, People's United common stock, or a combination of both depending on elections made by other Danvers stockholders.

❷ If you are electing to exchange all your Shares for cash, please check this box only.

❸ If you are electing to exchange all your Shares for stock, please check this box only.

❹ If you are electing to exchange your Shares for both cash and stock, please check this box and indicate the whole number of Shares you would like to exchange for stock. This will also serve as an election to exchange the remaining Shares presented for cash.

❺ If you do not have a preference to exchange your Shares for cash or stock, please check this box only.

❻ **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the** *"Important Tax Information"* **document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❼ If you want your People's United stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed

❽ Fill in Box 8 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:	1-866-353-3178 (Toll Free)
From outside the U.S.:	1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR ELECTION MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310